UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2019

Reading International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Sepulveda Boulevard, Suite 300 Culver City, California		90230
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 7, 2019, the Company held its 2019 Annual Meeting of Stockholders.  The stockholders considered three proposals, all of which were included in our proxy statement on Form DEF 14A filed with the Securities and Exchange Commission on April 16, 2019, and one of which was made at the meeting.  The proposals voted upon and the results of the vote were the following:

Proposal 1:  To elect seven Directors to serve until the Company’s 2020 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified.

Nominee	FOR	WITHHOLD	BROKER NON VOTES
Ellen M. Cotter	1,301,302	52,356	0
Guy W. Adams	1,298,402	55,256	0
Judy Codding	1,334,334	19,324	0
Margaret Cotter	1,301,302	52,356	0
Edward L. Kane	1,334,334	19,324	0
Douglas J. McEachern	1,334,334	19,324	0
Michael Wrotniak	1,334,334	19,324	0

Proposal 2: To ratify the appointment by the Company’s Audit and Conflict Committee of Grant Thornton, LLP as the Company’s registered independent public accounting firm for the year ended December 31, 2019.

FOR	AGAINST	ABSTENTIONS
1,353,012	546	100

Proposal 3: To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers.

FOR	AGAINST	ABSTENTIONS
1,337,276	16,244	138

Item 7.01 Regulation FD Disclosure.

On May 7, 2019, the Company showed a slide presentation at its 2019 Annual Meeting, a copy of which is furnish herewith as Exhibit 99.1.  The same presentation was made available on the same day on the Investor Relations page of our corporate website, www.readingrdi.com

Item 9.01 Financial Statements and Exhibits.

99.1	Slide presentation at the 2019 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.3
READING INTERNATIONAL, INC.

Date: May 7, 2019	By:	/s/ Gilbert Avanes
	Name:	Gilbert Avanes
	Title:	Interim Chief Financial Officer